Exhibit 6

June 11, 2009,
VIA TELECOPIER & REGULAR MAIL

ATTN.: Suzanne Levirne
Morgan Stanley Smith Barney, LLC
Executive Financial Services Department
485 Lexington Avenue 11th Floor
New York, NY 10017
Fax: 646-291-3639

Re: Modification of Rule 10b5-1 Sales Plan Adopted October 30, 2007(the "Plan")
SB Account # **383- 05109-17-015**
Issuer: Oil Dri Corporation of America (the "Issuer")

Dear Ms Levirne:

I wish to modify my Plan with Morgan Stanley Smith Barney, LLC ("MSSB"). The requested changes are reflected on a replacement Schedule A- 1 dated June 11, 2009 (see attached replacement Schedule A-1). **I understand that upon MSSB's acceptance of my replacement schedule, my original schedule will be null and void.**

This will confirm that, as of the adoption date of this modification, **I am not aware of any material non-public information with respect to the Issuer or its common stock.** This modification is being made in good faith and not as part of a scheme to evade Rule 10b5-1. Please have an authorized representative of MSSB indicate MSSB's acceptance of this modification by countersigning this letter in the space provided below.

I accept SB's amendment of the Assignment Section of my Plan as follows: "This Plan and the rights and obligations thereunder may not be assigned by Seller without written permission of SB. Assignment of this Plan and the rights and obligations thereunder, may not be assigned by SB without the consent of Seller, except that SB may assign this Plan without Seller's permission or consent to a broker-dealer who succeeds to the business of SB as the result of any acquisition, merger, consolidation, joint venture or other business combination."

Sincerely,

Thomas Cofsky

Accepted and Agreed to:

Angela M. Hatzera

Authorized Issuer's Representative

Accepted and Agreed to: Morgan Stanley Smith Barney, LLC

Suzanne Levirne 6/11/09

Suzanne Levirne, Senior VP, Executive Financial Services

SCHEDULE A-1

Notice of exercise of Options and sale of Stock obtained upon exercise of the Options.

Name of Seller: Thomas F. Cofsky

Name of Issuer: Oil-Dri-Corporation of America

Please note: It is the Seller's responsibility to ensure that Options will be vested prior to their associated sale periods listed below and will not expire prior to such sale periods. The Seller also acknowledges responsibility for notifying MSSB in the event of an expiration of the Options under the Issuer's Stock Option Plan that will prevent the occurrence of one or more transactions listed below. If the Seller authorizes the exercise of more than one vested Option grant, the Options will be exercised in the order in which the Seller lists them below. The Seller represents that the information below is accurate.

NOTWITHSTANDING THE EARLIEST START DATE SHOWN BELOW, MSSB WILL NOT BE REQUIRED TO COMMENCE SALES EFFORTS UNDER THIS PLAN PRIOR TO TWO BUSINESS DAYS FOLLOWING THE DATE ON WHICH MSSB ACCEPTS THIS PLAN (THE "ACCEPTANCE DATE").

***** INFORMATION ON GRID MUST BE TYPED *****

(a) Date of Grant	(b) Option Vesting Date	(c) Option Expiration Date	(d) Sale Period(s)		(e) Number of Option Shares to be Sold	(f) Limit Price
			Start Date	End Date		
2/29/2000	Fully Vested		6/17/09	9/30/09	3125	20.95
2/29/2000	Fully Vested		10/1/09	11/30/09	Unsold from above	19.95
2/29/2000	Fully Vested		12/1/09	12/15/09	Unsold from above	18.95
2/29/2000	Fully Vested		12/16/09	12/31/09	Unsold from above	17.95
2/29/2000	Fully Vested		1/1/10	1/15/10	Unsold from above	16.95
2/29/2000	Fully Vested		1/16/10	1/31/10	Unsold from above	15.50
2/29/2000	Fully Vested	2/28/10	2/1/10	2/28/10	Unsold from above	14.50
2/29/2000	Fully Vested		6/17/09	9/30/09	3125	21.95
2/29/2000	Fully Vested		10/1/09	11/30/09	Unsold from above	19.95
2/29/2000	Fully Vested		12/1/09	12/15/09	Unsold from above	18.95
2/29/2000	Fully Vested		12/16/09	12/31/09	Unsold from above	17.95

2/29/2000	Fully Vested		1/1/10	1/15/10	Unsold from above	16.95
2/29/2000	Fully Vested		1/16/10	1/31/10	Unsold from above	15.50
2/29/2000	Fully Vested	2/28/10	2/1/10	2/28/10	Unsold from above	14.50
2/29/2000	Fully Vested		6/17/09	9/30/09	3125	22.95
2/29/2000	Fully Vested		10/1/09	11/30/09	Unsold from above	19.95
2/29/2000	Fully Vested		12/1/09	12/15/09	Unsold from above	18.95
2/29/2000	Fully Vested		12/16/09	12/31/09	Unsold from above	17.95
2/29/2000	Fully Vested		1/1/10	1/15/10	Unsold from above	16.95
2/29/2000	Fully Vested		1/16/10	1/31/10	Unsold from above	15.50
2/29/2000	Fully Vested	2/28/10	2/1/10	2/28/10	Unsold from above	14.50
2/29/2000	Fully Vested		6/17/09	9/30/09	3125	23.95
2/29/2000	Fully Vested		10/1/09	11/30/09	Unsold from above	19.95
2/29/2000	Fully Vested		12/1/09	12/15/09	Unsold from above	18.95
2/29/2000	Fully Vested		12/16/09	12/31/09	Unsold from above	17.95
2/29/2000	Fully Vested		1/1/10	1/15/10	Unsold from above	16.95
2/29/2000	Fully Vested		1/16/10	1/31/10	Unsold from above	15.50
2/29/2000	Fully Vested	2/28/10	2/1/10	2/28/10	Unsold from above	14.50
10/12/2001	Fully Vested		6/17/09	2/28/11	6250	22.95
10/12/2001	Fully Vested		3/1/11	4/30/11	Unsold from above	20.95
10/12/2001	Fully Vested		5/1/11	6/30/11	Unsold from above	18.95
10/12/2001	Fully Vested		7/1/11	8/31/11	Unsold from above	17.95
10/12/2001	Fully Vested		9/1/11	9/15/11	Unsold from above	16.95
10/12/2001	Fully Vested	10/12/11	9/16/11	10/12/11	Unsold from above	15.00

10/12/2001	Fully Vested		6/17/09	2/28/11	6250	23.95
10/12/2001	Fully Vested		3/1/11	4/30/11	Unsold from above	20.95
10/12/2001	Fully Vested		5/1/11	6/30/11	Unsold from above	18.95
10/12/2001	Fully Vested		7/1/11	8/31/11	Unsold from above	17.95
10/12/2001	Fully Vested		9/1/11	9/15/11	Unsold from above	16.95
10/12/2001	Fully Vested	10/12/11	9/16/11	10/12/11	Unsold from above	15.00
10/12/2001	Fully Vested		6/17/09	2/28/11	6250	24.95
10/12/2001	Fully Vested		3/1/11	4/30/11	Unsold from above	20.95
10/12/2001	Fully Vested		5/1/11	6/30/11	Unsold from above	18.95
10/12/2001	Fully Vested		7/1/11	8/31/11	Unsold from above	17.95
10/12/2001	Fully Vested		9/1/11	9/15/11	Unsold from above	16.95
10/12/2001	Fully Vested	10/12/11	9/16/11	10/12/11	Unsold from above	15.00
10/12/2001	Fully Vested		6/17/09	2/28/11	6250	25.95
10/12/2001	Fully Vested		3/1/11	4/30/11	Unsold from above	20.95
10/12/2001	Fully Vested		5/1/11	6/30/11	Unsold from above	18.95
10/12/2001	Fully Vested		7/1/11	8/31/11	Unsold from above	17.95
10/12/2001	Fully Vested		9/1/11	9/15/11	Unsold from above	16.95
10/12/2001	Fully Vested	10/12/11	9/16/11	10/12/11	Unsold from above	15.00

"No Sale" Periods (If any)	
Start Date	End Date

The maximum number of shares of Stock to be sold under this Schedule A-1 is 37,500.

Commission per share: *10* cents.

Instructions:

Please list all options to be exercised and sold in chronological order of proposed exercise and sale.

In columns (a), (b) and (c) please provide the date of grant, the vesting date and expiration date of the options to be exercised and sold in column (e). If a specific grant is not attributed to each individual Sale Period, options will be exercised in the order that the grants are listed above.

In column (d), state the first and last date on which the Stock is authorized to be sold during the Sale Period (Stock sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these shares, they will not be carried over into any subsequent Sale Period unless explicitly indicated in the grid above.

In column (e), state the maximum number of shares to be sold pursuant to the option exercise. Do not aggregate with amounts authorized to be sold at a lower price during the same Sale Period.

In column (f), write a dollar price which is the minimum price per share (the Limit Price) at which the Stock is authorized to be sold during the Sale Period. All limit orders will be treated as "limit not held" orders. NOTE: Option exercises and sales must be at a Limit Price; not "Market".

In the grid labeled "No Sale" Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Schedule A-1. These periods are independent of any Suspension Event that may occur pursuant to Section C.) 2.) of this Plan.

In the event options cannot be exercised and the corresponding shares cannot be sold for any reason, including the occurrence of a Suspension Event, the term of this Plan will not be affected thereby and will end on it originally scheduled End Date.

Check whether your Option exercise price will be paid:

x from the proceeds of shares of Stock to be sold under this Plan, or

____ from a source other than the sale proceeds, as follows: [describe]

Account #

[Signature of the Seller]

Accepted and Agreed to:

MORGAN STANLEY SMITH BARNEY, LLC

[Signature of authorized official in Morgan Stanley Smith Barney, LLC's Executive Financial Services Department]

Suzanne Levirne, Senior Vice-President

[Name and title of authorized official]

6/11/09

[Acceptance Date]

This Schedule A-1 is an integral part of the attached Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.